SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

July 28, 2004 (July 27, 2004)

Mission Resources Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	000-09498	76-0437769
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1331 Lamar

Suite 1455

Houston, Texas 77010-3039

(Address and Zip Code of Principal Executive Offices)

(713) 495-3000

(Registrant’s telephone number, including area code)

Item 5. Other Events and Required Regulation FD Disclosure.

On July 27, 2004, Mission Resources entered into new oil collars on 500 barrels a day for 4th quarter 2004 through the end of 2006 as follows:

Time Period Covered		Floor	Ceiling
10/01/04	12/31/04	$35.00	$46.15
1/1/05	3/31/05	$35.00	$43.15
4/1/05	6/30/05	$35.00	$40.90
7/1/05	9/30/05	$34.00	$40.45
10/1/05	12/31/05	$33.00	$40.60
1/1/06	3/31/06	$32.00	$40.15
4/1/06	6/30/06	$32.00	$39.15
7/1/06	9/30/06	$31.00	$39.35
10/1/06	12/31/06	$31.00	$38.80

A complete list of hedging information may be found on the Company’s website at www.mrcorp.com.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MISSION RESOURCES CORPORATION

Date: July 28, 2004	By:	/S/ ANN KAESERMANN
	Name:	Ann Kaesermann
	Title:	Vice President – Accounting & Investor Relations, CAO